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                             FORM 8-K

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549






                          CURRENT REPORT

              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934




                  Date of Report - July 9, 2002

          Date of earliest event reported - July 8, 2002



                    THE MAY DEPARTMENT STORES COMPANY
      (Exact name of Registrant as specified in its charter)

   Delaware                   I-79               43-1104396
(State or other           (Commission         (IRS Employer
jurisdiction of           File Number)        Identification No.)
incorporation)



  611 Olive Street, St. Louis, Missouri               63101
(Address of principal executive offices)           (Zip code)



       Registrant's telephone number, including area code:
                          (314) 342-6300

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Item 5.   Other Events.

     On July 8, 2002, Standard & Poor's informed Registrant that it has lowered its rating on Registrant's bonds from single-A-plus to single-A. Standard & Poor's also affirmed its single-A-1 rating for Registrant's commercial paper. A security rating is not a recommendation to purchase, sell or hold securities inasmuch as it does not comment as to market price or suitability for a particular investor. Credit ratings may be subject to revision, suspension or withdrawal at any time by the assigning rating organization; and each rating should be evaluated independently of any other rating.

Based on information from Standard & Poor's:

     An obligation rated "A" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

     - The rating may be modified by the addition of a plus or minus sign to show relative standing within the category.

     A short-term obligation rated "A-1" is rated in the highest category by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.



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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              THE MAY DEPARTMENT STORES COMPANY



Dated: July 9, 2002                By:    /s/ Richard A. Brickson
                                   Richard A. Brickson
                                   Secretary and Senior Counsel



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